www.ziffdavis.com©2024 Ziff Davis. All rights reserved. THIRD QUARTER 2024 RESULTS November 7, 2024 Exhibit 99.2

2 Certain statements in this presentation are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, particularly those regarding our 2024 financial guidance. These forward-looking statements are based on management’s current expectations or beliefs as of November 7, 2024 (“Release Date”) and are subject to numerous assumptions, risks, and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These factors and uncertainties include, among other items: the Company’s ability to grow advertising, licensing, and subscription revenues, profitability, and cash flows, particularly in light of an uncertain U.S. or worldwide economy, including the possibility of economic downturn or recession; the Company’s ability to make interest and debt payments; the Company’s ability to identify, close, and successfully transition acquisitions; customer growth and retention; the Company’s ability to create compelling content; our reliance on third-party platforms; the threat of content piracy and developments related to artificial intelligence; increased competition and rapid technological changes; variability of the Company’s revenue based on changing conditions in particular industries and the economy generally; protection of the Company’s proprietary technology or infringement by the Company of intellectual property of others; the risk of losing critical third-party vendors or key personnel; the risks associated with fraudulent activity, system failure, or a security breach; risks related to our ability to adhere to our internal controls and procedures; the risk of adverse changes in the U.S. or international regulatory environments, including but not limited to the imposition or increase of taxes or regulatory-related fees; the risks related to supply chain disruptions, inflationary conditions, and rising interest rates; the risk of liability for legal and other claims; and the numerous other factors set forth in the Company’s filings with the Securities and Exchange Commission (“SEC”). For a more detailed description of the risk factors and uncertainties affecting the Company, refer to our most recent Annual Report on Form 10-K and the other reports filed by the Company from time-to-time with the SEC, each of which is available at www.sec.gov. The forward-looking statements provided in this presentation, including those regarding our 2024 financial guidance, are based on limited information available to the Company as of the Release Date and are subject to change. Although management’s expectations may change after the Release Date, the Company undertakes no obligation to revise or update these statements. All information in this presentation speaks as of the Release Date and any redistribution or rebroadcast of this presentation after that date is not intended and will not be construed as updating or confirming such information. Capitalized terms not otherwise defined in this presentation have the meanings set forth in the Company’s earnings press release issued on the Release Date. Third-Party Information All third-party trademarks, including names, logos and brands, referenced by the Company in this presentation are property of their respective owners. All references to third-party trademarks are for identification purposes only and shall be considered nominative fair use under trademark law. Industry, Market and Other Data Certain information that may be contained in this presentation concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market size, is based on reports from various sources. Because this information involves a number of assumptions and limitations, you are cautioned not to give undue weight to such information. We have not independently verified market data and industry forecasts provided by any of these or any other third-party sources referred to in this presentation. In addition, projections, assumptions and estimates of our future performance and the future performance of the industry in which we operate are necessarily subject to a high degree of uncertainty and risk due to a variety of factors. These and other factors could cause results to differ materially from those expressed in the estimates made by third parties and by us. Non-GAAP Financial information Included in this presentation are certain financial measures that are not calculated in accordance with U.S. generally accepted accounting principles ("GAAP") and are not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The non-GAAP measures, as defined by Ziff Davis, may not be comparable to similar non-GAAP measures presented by other companies, limiting their usefulness for comparison purposes. The presentation of such measures, which may include adjustments to exclude unusual or non-recurring items, should not be construed as an inference that Ziff Davis’ future results or leverage will be unaffected by other unusual or non-recurring items. Please see the "Supplemental Information" to this presentation for details related to how we define these non-GAAP measures and reconciliations thereof to the most directly comparable GAAP measures. We use these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain items that may not be indicative of our recurring core business operating results or, in certain cases, may be non-cash in nature. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance and liquidity. We believe these non- GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making, (2) certain measures are used to determine the amount of annual incentive compensation paid to our named executive officers, and (3) they are used by the analyst community to help them analyze the health of our business. Safe Harbor for Forward-looking Statements

3 Some factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements contained in this presentation include, but are not limited to, our ability and intention to: • Manage certain risks inherent to our business, such as costs associated with fraudulent activity, system failure, or security breach; effectively maintaining and managing our billing systems; the time and resources required to manage our legal proceedings; liability for legal and other claims; or adhering to our internal controls and procedures; • Compete with other similar providers with regard to price, service, functionality; • Achieve business and financial objectives in light of burdensome domestic and international telecommunications, internet, or other regulations, including regulations related to data privacy, access, security, retention, and sharing; • Successfully adapt to technological changes and diversify services and related revenues at acceptable levels of financial return; • Successfully develop and protect our intellectual property, both domestically and internationally, including our brands, content, copyrights, patents, trademarks, and domain names from infringement by third parties, and avoid infringing upon the proprietary rights of others; • Manage certain risks associated with environmental, social, and governmental matters, including related reporting obligations, that could adversely affect our reputation and performance; • Recruit and retain key personnel and maintain the beneficial aspects of our corporate culture globally; • Meet our publicly announced guidance or other expectations about our business and future operating results; • Avoid disruptions to our operations, financial position, and reputation as a result of the collapse of certain banks and potentially other financial institutions; and • Respond to other factors set forth in our most recent Annual Report on Form 10-K filed by us with the SEC and the other reports we file from time to time with the SEC. • Sustain growth or profitability, particularly in light of an uncertain U.S. or worldwide economy, including the possibility of an economic downturn or recession, continuing inflation, supply chain disruptions, and other factors and their related impacts on customer acquisition and retention rates, customer usage levels, and credit and debit card payment declines; • Maintain and increase our customer base and average revenue per customer; • Generate sufficient cash flow to make interest and debt payments, reinvest in our business, and pursue desired activities and businesses plans while satisfying restrictive covenants relating to debt obligations; • Acquire businesses on acceptable terms, execute on our investment strategies, successfully manage our growth, and integrate and realize anticipated synergies from such acquisitions; • Continue to expand our businesses and operations internationally in the wake of numerous risks, including adverse currency fluctuations, difficulty in staffing and managing international operations, higher operating costs as a percentage of revenues, or the implementation of adverse regulations; • Maintain our financial position, operating results and cash flows in the event that we incur new or unanticipated costs or tax liabilities, including those relating to federal and state income tax and indirect taxes, such as sales, value-added, and telecommunication taxes; • Manage certain risks related to the unauthorized use of our content and the infringement of our intellectual property rights by developers and users of generative artificial intelligence ("AI"); • Prevent system failures, security breaches, and other technological issues; • Accurately estimate the assumptions underlying our effective worldwide tax rate; • Maintain favorable relationships with critical third-party vendors that are financially stable; • Create compelling digital media content facilitating increased traffic and advertising levels and additional advertisers or an increase in advertising spend, and effectively target digital media advertisements to desired audiences; Risk Factors

4 $341.0 $353.6 Q3 2023 Q3 2024 3.7% $113.7 $124.7 Q3 2023 Q3 2024 $1.50 $1.64 Q3 2023 Q3 2024 9.6% 9.3% 1. See "Supplemental Information" for non-GAAP reconciliations. Adjusted EBITDA (1) (in millions) Adjusted diluted EPS (1) Revenues (in millions) Q3 2024 Consolidated Financial Snapshot

# Advertising and Performance Marketing



Quarterly Revenues (1)
(in millions)
$183
5.8%
$194
Q3 2023
Q3 2024



TTM Revenues (1)
(in millions)
$756
(0.4)%
$753
TTM Q3 2023
TTM Q3 2024

| Quarterly Advertising and Performance Marketing Metrics | 2022 | 2023 | | | | 2024 | | |
|---|---|---|---|---|---|---|---|---|
| | Q4 | Q1 | Q2 | Q3 | Q4 | Q1 | Q2 | Q3 |
| Net Revenue Retention (2) | 92.0% | 91.2% | 89.8% | 88.9% | 87.1% | 91.6% | 90.5% | 91.8% |
| Customers (3) | 2,044 | 1,737 | 1,924 | 1,785 | 1,943 | 1,631 | 1,682 | 1,733 |
| Quarterly Revenue per Customer (4) | $118,370 | $89,857 | $91,000 | $102,525 | $119,975 | $95,695 | $101,273 | $111,722 |

1. Figures exclude intercompany eliminations.
2. Net Advertising and Performance Marketing Revenue Retention = (The Trailing Twelve Months Revenue Recognized by Prior Year Customers in Current Year Period (excluding revenue from acquisitions during the stub period)) / (The Trailing Twelve Months Revenue Recognized by Prior Year Customers in Prior Year Period (excluding revenue from acquisitions during the stub period)). This excludes customers that generated less than $10,000 of revenue in the measurement period; combined retention is the weighted average net advertising and performance marketing revenue retention of the Company.
3. Excludes customers that spent less than $2,500 in the quarter.
4. Represents total gross quarterly advertising and performance marketing revenues divided by customers as defined in footnote (3).

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# Subscription and Licensing

**Quarterly Revenues** (1)
*(in millions)*



$145
1.8%
$147
Q3 2023
Q3 2024

**TTM Revenues** (1)
*(in millions)*



$569
2.7%
$584
TTM Q3 2023
TTM Q3 2024

| | 2022 | 2023 | | | | 2024 | | |
|---|---|---|---|---|---|---|---|---|
| **Quarterly Subscription and Licensing Metrics** (2) | Q4 | Q1 | Q2 | Q3 | Q4 | Q1 | Q2 | Q3 |
| **Customers** (3) | 3,143 | 3,175 | 3,231 | 3,300 | 3,266 | 3,343 | 3,420 | 3,490 |
| **Average Quarterly Revenue per Customer** (4) | $44.69 | $44.78 | $43.75 | $43.92 | $44.77 | $44.55 | $41.74 | $42.21 |
| **Churn Rate** (5) | 4.02% | 3.30% | 3.52% | 3.20% | 2.86% | 3.09% | 3.61% | 2.85% |

1. Figures exclude any intercompany eliminations.
2. Refer to the "Supplemental Information" for quarterly subscription and licensing metrics for each of the Digital Media and Cybersecurity and Martech segments.
3. Represents the quarterly average of the end of month customer counts. Resellers within Cybersecurity and Martech segment are counted as one customer when there is not visibility into the number of underlying customers served by the reseller. For Digital Media, the metric includes the sale of perpetual software licenses, revenue for which is recorded at a point-in-time rather than over-time. Figures are listed in 000s.
4. Represents quarterly gross subscription and licensing revenues divided by customers as defined in footnote (3). The metric includes the sale of perpetual software licenses, revenue for which is recorded at a point-in-time rather than over-time.
5. Churn rate is calculated as (i) the average revenue per customer in the prior month multiplied by the number of cancellations in the current month, calculated at each business and aggregated; divided by (ii) subscription and licensing revenue in the current month, calculated at each business and aggregated. Within the Digital Media segment, the churn rate calculation for Ookla includes the sum of the monthly revenue from the specific cancelled agreements in the numerator. The metric includes the sale of perpetual software licenses, revenue for which is recorded at a point-in-time rather than over-time.

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7 2022 2023 2024 Year over Year Growth Rates Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Organic Revenues (1) (7%) (6%) (6%) 0% (2%) 0% (5%) (2%) Total Revenues (3%) (3%) (3%) 0% (2%) 2% (2%) 4% Organic Growth (1) 1. The Company includes revenue from an acquired business in organic revenue in the first month in which the Company can compare that full month in the current year against the corresponding full month under its ownership in the prior year. Similarly, the Company excludes revenue from divested assets beginning with the quarter of the disposal of the asset, as well as from the prior year's comparable period(s).

8 ($ in millions) September 30, 2024 Cash and Cash Equivalents $ 386 Long-term Investments 153 Total Cash and Investments $ 539 4.625% High-Yield Notes $ 460 1.75% Convertible Notes 149 3.625% Convertible Notes 263 Total Gross Debt (1) $ 872 Multiple of Q3 2024 TTM Adj. EBITDA Gross Debt $ 872 1.8x Gross Debt less Cash $ 486 1.0x Gross Debt less Cash and Investments $ 333 0.7x Ziff Davis Capital Structure 1. Reflects the face amount of the outstanding debt.

2024 FINANCIAL GUIDANCE

10 Ziff Davis reaffirms its annual guidance of Revenues, Adjusted EBITDA (1), and Adjusted diluted EPS (1) Ziff Davis FY 2024 Guidance Range $ in millions, except for per share amounts Low Midpoint High Midpoint YoY % Increase vs 2023A Revenues $1,411 $1,441 $1,471 5.6% Adjusted EBITDA (1) $500 $511 $521 5.8% Adjusted diluted EPS (1) $6.43 $6.60 $6.77 6.6% 1. See "Supplemental Information" for non-GAAP reconciliations. A reconciliation of forward-looking Adjusted EBITDA and Adjusted diluted EPS to the corresponding GAAP guidance financial measures is not available without unreasonable effort due, primarily, to variability and difficulty in making accurate forecasts and projections of non-operating matters that may arise in the future. 2024 Guidance (Forward-Looking Statements)

SUPPLEMENTAL INFORMATION

12 Non-GAAP Financial Measures The below non-GAAP financial measures are not measures presented in accordance with GAAP, and our use of these terms may vary from that of other companies, limiting their usefulness for comparison purposes. These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. These non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP. Non-GAAP financial measures exclude the certain items listed below. We believe that excluding these items from the non-GAAP measures facilitates comparisons to historical operating results and comparisons to peers, many of which exclude similar items. We believe that non-GAAP financial measures provide meaningful supplemental information regarding operational performance. We further believe these measures are useful to investors in that they allow for greater transparency of certain line items in the Company’s financial statements. Adjusted EBITDA is defined as Net income (loss) with adjustments to reflect the addition or elimination of certain items including, but not limited to: Interest expense, net; (Gain) loss on debt extinguishment, net; (Gain) loss on sale of business; (Gain) loss on investments, net; Other (income) loss, net; Income tax (benefit) expense; (Income) loss from equity method investments, net; Depreciation and amortization; Share-based compensation; Acquisition, integration, and other costs; Disposal related costs; Lease asset impairments and other charges; and Goodwill impairment on business. Adjusted net income (loss) is defined as Net income (loss) with adjustments to reflect the addition or elimination of certain statement of operations items including, but not limited to: Interest, net; (Gain) loss on debt extinguishment, net; (Gain) loss on sale of business; (Gain) loss on investments, net; (Income) loss from equity method investments, net; Amortization; Share-based compensation; Acquisition, integration, and other costs; Disposal related costs; Lease asset impairments and other charges; and Goodwill impairment on business. Adjusted diluted EPS is calculated by dividing Adjusted net income (loss) by the diluted weighted average shares of common stock outstanding excluding the effect of convertible debt dilution. Free cash flow is defined as Net cash provided by operating activities, less purchases of property and equipment, plus changes in contingent consideration (if any). Adjusted effective tax rate is calculated based upon the GAAP effective tax rate with adjustments for the tax applicable to non-GAAP adjustments to Net income (loss), generally based upon the effective marginal tax rate of each adjustment.

13 $ in 000's Ziff Davis Three months ended September 30, 2024 2023 Net loss $ (48,577) $ (30,971) Interest expense, net 4,024 2,817 Loss on investments, net — 6,019 Other loss, net 2,633 3,571 Income tax expense 12,539 5,335 Loss (income) from equity method investments, net 77 (90) Depreciation and amortization 51,351 55,854 Share-based compensation 10,161 6,774 Acquisition, integration, and other costs 6,705 4,457 Disposal related costs (22) 1,633 Lease asset impairments and other charges 527 1,485 Goodwill impairment on business 85,273 56,850 Adjusted EBITDA $ 124,691 $ 113,734 Non-GAAP reconciliation: Adjusted EBITDA

14 $ in 000's Ziff Davis Three months ended September 30, 2024 2024 Per diluted share (1) 2023 Per diluted share (1) Net loss $ (48,577) $ (1.11) $ (30,971) $ (0.67) Interest, net 60 — 336 0.01 (Gain) loss on sale of business (9) — 3,433 0.07 Loss on investments, net — — 4,465 0.10 Loss (income) from equity method investments, net 77 — (90) — Amortization 20,748 0.47 25,070 0.55 Share-based compensation 8,628 0.20 6,813 0.15 Acquisition, integration, and other costs 5,455 0.13 1,334 0.03 Disposal related costs 25 — 1,144 0.02 Lease asset impairments and other charges 381 0.01 689 0.01 Goodwill impairment on business 85,273 1.94 56,850 1.23 Adjusted net income $ 72,061 $ 1.64 $ 69,073 $ 1.50 Non-GAAP reconciliation: Adjusted net income and Adjusted diluted EPS 1. The reconciliation of Net income (loss) per diluted share to Adjusted net income per diluted share may not foot since each is calculated independently.

# Reconciliation of GAAP to Non-GAAP Financial Measures

| Q3 2024 | GAAP amount | Interest, net | (Gain) loss on sale of business | (Gain) loss on investments, net | (Income) loss from equity method investments, net | Amortization | Share-based compensation | Acquisition, integration, and other costs | Disposal related costs | Lease asset impairments and other charges | Goodwill impairment on business | Adjusted non-GAAP amount |
|---|---|---|---|---|---|---|---|---|---|---|---|---|
| *$ in 000's* | | | | | | | | | | | | |
| Direct costs | **$(53,243)** | $– | $– | $– | $– | $59 | $68 | $64 | $– | $– | $– | **$(53,052)** |
| Sales and marketing | **$(127,418)** | – | – | – | – | – | 1,014 | 3,216 | – | – | – | **$(123,188)** |
| Research, development, and engineering | **$(15,255)** | – | – | – | – | – | 769 | 1,096 | – | – | – | **$(13,390)** |
| General, administrative, and other related costs | **$(101,695)** | – | – | – | – | 28,444 | 8,310 | 2,329 | (22) | 527 | – | **$(62,107)** |
| Goodwill impairment on business | **$(85,273)** | – | – | – | – | – | – | – | – | – | 85,273 | **$–** |
| Interest expense, net | **$(4,024)** | 80 | – | – | – | – | – | – | – | – | – | **$(3,944)** |
| Other loss, net | **$(2,633)** | – | (13) | – | – | – | – | – | – | – | – | **$(2,646)** |
| Income tax expense [1] | **$(12,539)** | (20) | 4 | – | – | (7,755) | (1,533) | (1,250) | 47 | (146) | – | **$(23,192)** |
| Loss from equity method investment, net | **$(77)** | – | – | – | 77 | – | – | – | – | – | – | **$–** |
| **Total non-GAAP adjustments** | | **$60** | **$(9)** | **$—** | **$77** | **$20,748** | **$8,628** | **$5,455** | **$25** | **$381** | **$85,273** | |

| Q3 2023 | GAAP amount | Interest, net | (Gain) loss on sale of business | (Gain) loss on investments, net | (Income) loss from equity method investments, net | Amortization | Share-based compensation | Acquisition, integration, and other costs | Disposal related costs | Lease asset impairments and other charges | Goodwill impairment on business | Adjusted non-GAAP amount |
|---|---|---|---|---|---|---|---|---|---|---|---|---|
| *$ in 000's* | | | | | | | | | | | | |
| Direct costs | **$(55,526)** | $– | $– | $– | $– | $158 | $76 | $5 | $– | $– | **$–** | **$(55,287)** |
| Sales and marketing | **$(125,062)** | – | – | – | – | – | 323 | 1,056 | 4 | – | – | **$(123,679)** |
| Research, development, and engineering | **$(17,597)** | – | – | – | – | – | 840 | 227 | 3 | – | – | **$(16,527)** |
| General, administrative, and other related costs | **$(99,269)** | – | – | – | – | 32,986 | 5,535 | 3,169 | 1,626 | 1,485 | – | **$(54,468)** |
| Goodwill impairment on business | **$(56,850)** | – | – | – | – | – | – | – | – | – | **56,850** | **$–** |
| Interest expense, net | **$(2,817)** | 388 | (538) | – | – | – | – | – | – | – | – | **$(2,967)** |
| Loss on investments, net | **$(6,019)** | – | – | 6,019 | – | – | – | – | – | – | – | **$–** |
| Other (loss) income, net | **$(3,571)** | – | 5,115 | | – | – | – | – | – | – | – | **$1,544** |
| Income tax expense [2] | **$(5,335)** | (52) | (1,144) | (1,554) | – | (8,074) | 39 | (3,123) | (489) | (796) | – | **$(20,528)** |
| Income from equity method investment, net | **$90** | – | – | – | (90) | – | – | – | – | – | – | **$–** |
| **Total non-GAAP adjustments** | | **$336** | **$3,433** | **$4,465** | **$(90)** | **$25,070** | **$6,813** | **$1,334** | **$1,144** | **$689** | **$56,850** | |

1. Adjusted effective tax rate was approximately 24.3% for the three months ended September 30, 2024. The calculation is based on a ratio where the numerator is the adjusted income tax expense of $23,192 and the denominator is $95,253, which equals adjusted net income of $72,061 plus adjusted income tax expense.
2. Adjusted effective tax rate was approximately 22.9% for the three months ended September 30, 2023. The calculation is based on a ratio where the numerator is the adjusted income tax expense of $20,528 and the denominator is $89,601, which equals adjusted net income of $69,073 plus adjusted income tax expense.

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16 $ in 000's Ziff Davis Three months ended September 30, Nine months ended September 30, 2024 2023 2024 2023 Net cash provided by operating activities $ 105,960 $ 72,808 $ 232,082 $ 227,843 Less: Purchases of property and equipment (25,843) (27,226) (79,476) (82,476) Free cash flow $ 80,117 $ 45,582 $ 152,606 $ 145,367 Non-GAAP reconciliation: Free Cash Flow

# Key Operating Metrics by Segment - Subscription and Licensing

| Digital Media | 2022 Q4 | 2023 Q1 | 2023 Q2 | 2023 Q3 | 2023 Q4 | 2024 Q1 | 2024 Q2 | 2024 Q3 |
|---|---|---|---|---|---|---|---|---|
| Customers (1)(2) | 1,638 | 1,715 | 1,808 | 1,905 | 1,908 | 2,037 | 2,148 | 2,239 |
| Average quarterly revenue per customer (2)(3) | $39.28 | $40.34 | $37.74 | $37.73 | $38.92 | $36.07 | $33.86 | $34.56 |
| Churn rate (2)(4)(5) | 4.23% | 3.57% | 3.69% | 3.14% | 2.37% | 2.97% | 3.19% | 2.59% |

| Cybersecurity and Martech | 2022 Q4 | 2023 Q1 | 2023 Q2 | 2023 Q3 | 2023 Q4 | 2024 Q1 | 2024 Q2 | 2024 Q3 |
|---|---|---|---|---|---|---|---|---|
| Customers (1)(6) | 1,505 | 1,460 | 1,423 | 1,395 | 1,358 | 1,306 | 1,272 | 1,251 |
| Average quarterly revenue per customer (3) | $49.84 | $50.01 | $51.43 | $52.37 | $52.98 | $57.79 | $54.25 | $55.99 |
| Churn rate (4) | 3.87% | 3.17% | 3.38% | 3.28% | 3.38% | 3.22% | 4.03% | 3.13% |

| Consolidated Total | 2022 Q4 | 2023 Q1 | 2023 Q2 | 2023 Q3 | 2023 Q4 | 2024 Q1 | 2024 Q2 | 2024 Q3 |
|---|---|---|---|---|---|---|---|---|
| Customers (1)(2)(6) | 3,143 | 3,175 | 3,231 | 3,300 | 3,266 | 3,343 | 3,420 | 3,490 |
| Average quarterly revenue per customer (2)(3) | $44.69 | $44.78 | $43.75 | $43.92 | $44.77 | $44.55 | $41.74 | $42.21 |
| Churn rate (2)(4)(5) | 4.02% | 3.30% | 3.52% | 3.20% | 2.86% | 3.09% | 3.61% | 2.85% |

1. Represents the quarterly average of the end of month customer counts. Figures are listed in 000s.
2. The metric includes the sale of perpetual software licenses, revenue for which is recorded at a point-in time rather than over-time.
3. Represents quarterly gross subscription and licensing revenues divided by customers as defined in footnote (1).
4. Churn rate is calculated as (i) the average revenue per customer in the prior month multiplied by the number of cancellations in the current month, calculated at each business and aggregated; divided by (ii) subscription and licensing revenue in the current month, calculated at each business and aggregated.
5. Within the Digital Media segment, the churn rate calculation for Ookla includes the sum of the monthly revenue from the specific cancelled agreements in the numerator.
6. Resellers within Cybersecurity and Martech segment are counted as one customer when there is not visibility into the number of underlying customers served by the reseller.

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